UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Barclays PLC

(Exact name of Registrant as Specified in Its Charter)

England	13-4942190
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Churchill Place, London, United Kingdom	E14 5HP
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-277578

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

4.219% Fixed-to-Floating Rate Senior Callable Notes due 2030

4.521% Fixed-to-Floating Rate Senior Callable Notes due 2032

5.207% Fixed-to-Floating Rate Senior Callable Notes due 2037

Floating Rate Senior Callable Notes due 2030

The New York Stock Exchange The New York Stock Exchange The New York Stock Exchange The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus dated March 1, 2024 (the “Prospectus”) and a prospectus supplement dated February 17, 2026 (the “Prospectus Supplement”) relating to the Securities (as defined below) registered hereunder included in the Registrant’s shelf Registration Statement on Form F-3 (File No. 333-277578), which became effective on March 1, 2024. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to $1,000,000,000 aggregate principal amount of 4.219% Fixed-to-Floating Rate Senior Callable Notes due 2030 (the “2030 Notes”), $1,200,000,000 aggregate principal amount of 4.521% Fixed-to-Floating Rate Senior Callable Notes due 2032 (the “2032 Notes”), $1,500,000,000 aggregate principal amount of 5.207% Fixed-to-Floating Rate Senior Callable Notes due 2037 (the “2037 Notes”) and $300,000,000 aggregate principal amount of Floating Rate Senior Callable Notes due 2030 (the “Floating Rate Notes” and, together with the 2030 Notes, the 2032 Notes and the 2037 Notes, the “Securities”) to be issued by the Registrant. Reference is made to the information set forth (i) under the heading “Description of Debt Securities” in the Prospectus and (ii) under the headings “Description of Senior Notes” and “U.S. Federal Income Tax Considerations” in the Prospectus Supplement, which information is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

4.1

Senior Debt Securities Indenture, between the Registrant and The Bank of New York Mellon, London Branch, as Trustee, dated as of January 17, 2018 (incorporated by reference to the Current Report on Form 6-K, dated January 17, 2018 (Film No. 18530382), filed by the Registrant with the Securities and Exchange Commission on January 17, 2018).

4.2

Sixth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of May 7, 2020 (incorporated by reference to the Current Report on Form 6-K, dated May 7, 2020 (Film No. 20855734), filed by the Registrant with the Securities and Exchange Commission on May 7, 2020).

4.3

Ninth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of March 1, 2021 (incorporated by reference to the Form F-3, dated March 1, 2021 (Film No. 21697198), filed by the Registrant with the Securities and Exchange Commission on March 1, 2021).

4.4

Thirteenth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of November 2, 2022 (incorporated by reference to the Current Report on Form 6-K, dated November 2, 2022 (Film No. 221353237), filed by the Registrant with the Securities and Exchange Commission on November 2, 2022).

4.5

Fourteenth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of May 9, 2023 (incorporated by reference to the Current Report on Form 6-K, dated May 9, 2023 (Film No. 23901719), filed by the Registrant with the Securities and Exchange Commission on May 9, 2023).

4.6

Sixteenth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of March 12, 2024 (incorporated by reference to the Current Report on Form 6-K, dated March 12, 2024 (Film No. 24742369), filed by the Registrant with the Securities and Exchange Commission on March 12, 2024).

4.7

Twenty-First Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of February 24, 2026 (incorporated by reference to the Current Report on Form 6-K, dated February 24, 2026 (Film No. 26671057), filed by the Registrant with the Securities and Exchange Commission on February 24, 2026).

4.8	Form of Global Security for the 4.219% Fixed-to-Floating Rate Senior Callable Notes due 2030 (included in Exhibit 4.7).

4.9	Form of Global Security for the 4.521% Fixed-to-Floating Rate Senior Callable Notes due 2032 (included in Exhibit 4.7).

4.10	Form of Global Security for the 5.207% Fixed-to-Floating Rate Senior Callable Notes due 2037 (included in Exhibit 4.7).

4.11	Form of Global Security for the Floating Rate Senior Callable Notes due 2030 (included in Exhibit 4.7).

99.1

Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 (File No. 333-277578) and Rule 424(b) filed with the Commission on March 1, 2024 and February 19, 2026 respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BARCLAYS PLC (Registrant)

Date: February 24, 2026	By:	/s/ Gemma Tremlett
Name: Gemma Tremlett
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Senior Debt Securities Indenture, between the Registrant and The Bank of New York Mellon, London Branch, as Trustee, dated as of January 17, 2018 (incorporated by reference to the Current Report on Form 6-K, dated January 17, 2018 (Film No. 18530382), filed by the Registrant with the Securities and Exchange Commission on January 17, 2018).

4.2	Sixth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of May 7, 2020 (incorporated by reference to the Current Report on Form 6-K, dated May 7, 2020 (Film No. 20855734), filed by the Registrant with the Securities and Exchange Commission on May 7, 2020).

4.3	Ninth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of March 1, 2021 (incorporated by reference to the Form F-3, dated March 1, 2021 (Film No. 21697198), filed by the Registrant with the Securities and Exchange Commission on March 1, 2021).

4.4	Thirteenth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of November 2, 2022 (incorporated by reference to the Current Report on Form 6-K, dated November 2, 2022 (Film No. 221353237), filed by the Registrant with the Securities and Exchange Commission on November 2, 2022).

4.5	Fourteenth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of May 9, 2023 (incorporated by reference to the Current Report on Form 6-K, dated May 9, 2023 (Film No. 23901719), filed by the Registrant with the Securities and Exchange Commission on May 9, 2023).

4.6	Sixteenth Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of March 12, 2024 (incorporated by reference to the Current Report on Form 6-K, dated March 12, 2024 (Film No. 24742369), filed by the Registrant with the Securities and Exchange Commission on March 12, 2024).

4.7	Twenty-First Supplemental Indenture to the Senior Debt Securities Indenture, among the Registrant, The Bank of New York Mellon, London Branch, as Trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, dated as of February 24, 2026 (incorporated by reference to the Current Report on Form 6-K, dated February 24, 2026 (Film No. 26671057), filed by the Registrant with the Securities and Exchange Commission on February 24, 2026).

4.8	Form of Global Security for the 4.219% Fixed-to-Floating Rate Senior Callable Notes due 2030 (included in Exhibit 4.7).

4.9	Form of Global Security for the 4.521% Fixed-to-Floating Rate Senior Callable Notes due 2032 (included in Exhibit 4.7).

4.10	Form of Global Security for the 5.207% Fixed-to-Floating Rate Senior Callable Notes due 2037 (included in Exhibit 4.7).

4.11	Form of Global Security for the Floating Rate Senior Callable Notes due 2030 (included in Exhibit 4.7).

99.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 (File No. 333-277578) and Rule 424(b) filed with the Commission on March 1, 2024 and February 19, 2026, respectively).